Draft of July 21, 2003

             SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

                          FORM 8-K


                        CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 21, 2003

            TOOTSIE ROLL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

       VIRGINIA              1-1361             22-1318955
State or other jurisdiction  (Commission File No.)       (IRS Employer
      Of incorporation)                              Identification Number)

     7401 South Cicero Avenue, Chicago, Illinois             60629
      (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (773) 838-3400.


 (Former name or former address, if changed since last report)
                           N/A


ITEM 9.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On July 21, 2003, Tootsie Roll Industries, Inc., a Virginia corporation, issued a press release announcing earnings for the quarter ended June 28, 2003, a copy of which is attached as
Exhibit 99.1 to this report.

ITEM 7. EXHIBITS

Exhibits

   99            Press Release, dated July 21, 2003


                        SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   TOOTSIE ROLL INDUSTRIES, INC.



Date:  July 21, 2003              By:_/s/ G. Howard Ember, Jr._
                                   Name:  G. Howard Ember, Jr.
                                   Title: V.P./Finance


                                                 EXHIBIT INDEX

                                  The following exhibit is filed herewith:

  Exhibit No.

99 Press Release, dated July 21, 2003.





Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax     773/838-3534


Press Release


STOCK TRADED:  NYSE           FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR             Wednesday, July 21, 2003




CHICAGO, ILLINOIS - July 21, 2003 - Tootsie Roll
Industries, Inc. reported second quarter and first half 2003 sales and earnings. Second quarter sales were $77,725,000 compared to $77,131,000 in the second quarter 2002, an increase of 1%. First half sales were $153,295,000 compared to $156,122,000 in the prior year, a decrease of 2%. Melvin J. Gordon, Chairman, said "Although the timing of Easter shipments in 2003 contributed to improved sales results for the second quarter 2003, the sluggish economy, a difficult retail environment, lower sales in Mexico and Canada, and higher sales in the fourth quarter of 2002 as a result of January 2003 price increases contributed to our sales decline in the first half 2003."

Second quarter 2003 net earnings were $12,317,000 compared to second quarter 2002 net earnings of $12,316,000. First half 2003 net earnings were $23,226,000 compared to first half 2002 net earnings of $25,088,000. Second quarter 2003 net earnings per share were $.24 compared to $.23 per share in the second quarter 2002, an increase of $.01 per share or 4%, and first half 2003 net earn-ings per share were $.45 compared to $.47 per share in the first half 2002, a decrease of $.02 per share or 4%. Mr. Gordon said, "Second quarter earnings were aided by higher sales, including selective price increases, and cost control programs. First half net earnings were adversely affected by lower sales volumes, higher costs for major ingredients, and a customer bankruptcy."

                             TOOTSIE ROLL INDUSTRIES, INC.
                          CONSOLIDATED STATEMENTS OF EARNINGS
              FOR THE 13 WEEKS AND 26 WEEKS ENDED JUNE 28, 2003 & JUNE 29, 2002


                                                    SECOND QUARTER ENDED

                                                  2003                2002

Net Sales                                    $ 77,725,000         $ 77,131,000

Net Earnings                                 $ 12,317,000         $ 12,316,000

* Earnings Per Share                             $ .24                $ .23

*Average Shares Outstanding                    51,891,000           53,129,000



                                                      SIX MONTHS ENDED

                                                  2003                2002

Net Sales                                    $153,295,000         $156,122,000

Net Earnings                                 $ 23,226,000         $ 25,088,000

* Earnings Per Share                              $ .45               $ .47

* Average shares outstanding                   52,070,000           53,212,000


* Based on average shares outstanding adjusted for 3% stock dividends distributed April 16, 2003 and Aprill 17, 2002.